Exhibit 99.2

FOR IMMEDIATE RELEASE

New York REIT, Inc. Announces Completion of Conversion to a Limited Liability Company

New York REIT, Inc. Announces Value of Deemed Distribution

New York, NY, November 7, 2018 (PR NEWSWIRE) – New York REIT, Inc. (the "Company" or "NYRT"), announced today the completion of the previously announced conversion to New York REIT Liquidating LLC (the “LLC”) pursuant to the previously announced plan of liquidation. The conversion to the LLC became effective at 5:00 p.m. Eastern on November 7, 2018. As previously reported, November 2, 2018 was the last day of trading of the Company’s common stock, par value $0.01 per share, (“Common Stock”) on the New York Stock Exchange (the “NYSE”) and the Company’s stock transfer books were closed as of 4:00 p.m. Eastern on such date.

At the effective time of the conversion, holders of the Company’s Common Stock automatically received one unit of membership interest in the LLC (in book entry form) (“Unit”) for each share of the Company’s Common Stock held by such holder. As previously disclosed, Units in the LLC will not be listed on the NYSE, or any other exchange, and will not be transferable except by will, intestate succession or operations of law. This restriction on transfer will not prohibit the transfer of Units held, as shares of Common Stock were held, by nominees or brokers to the beneficial holders of those Units.

Based on the average of the high and low trading prices of the Common Stock on the last three days on which the shares were traded on the NYSE, the deemed distribution for tax purposes to holders of Common Stock as of 5:00 p.m. on November 7, 2018 is $14.00 per share of Common Stock. For a detailed description of the federal income tax and investment considerations relating to the conversion and its effect on your interests in the Company, reference is made to the proxy statement/prospectus filed by the Company with the Securities and Exchange Commission (“SEC”) on August 6, 2018, a copy of which is available on the SEC’s website, www.sec.gov, as well as the Company’s website, www.nyrt.com, under the investor relations tab. Stockholders are strongly advised to contact their investment and tax advisors.

Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. The statements in this release state the Company's and the LLC’s management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. It is important to note that future events and the LLC’s actual results could differ materially from those described in or contemplated by such forward-looking statements. Such forward looking statements include, but are not limited to, statements about potential increases in liquidating distributions if the joint venture is able to complete targeted capital improvements, critical tenant lease renewals and repositioning of this asset. Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in operating costs and real estate taxes, and (v) the timing of asset sales. The Company refers you to the documents filed by the Company from time to time with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018 and the proxy statement/prospectus filed by the Company with the SEC on August 6, 2018, as such Risk Factors may be updated in subsequent reports. The LLC does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts

Media:	Investor Relations:
Jonathan Keehner	John Garilli, Chief Financial Officer and
Mahmoud Siddig	Chief Executive Officer
Joele Frank, Wilkinson Brimmer Katcher	New York REIT, Inc.
jkeehner@joelefrank.com	jgarilli@nyrt.com
msiddig@joelefrank.com	(617) 570-4750
(212) 355-4449